EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                                              Three months ended
                                                 September 30,
                                              ------------------
                                             1998            1997
                                          ----------      ---------
Net Income                                $  606,000      $ 264,000
                                          ==========      =========
Average shares outstanding                 2,352,696            N/A
                                          ==========
Basic earnings per share                  $     0.26            N/A
                                          ==========

Net Income                                $  606,000      $ 264,000
                                          ==========      =========
Average shares outstanding                 2,352,696            N/A
Net effect of dilutive stock options              --            N/A
                                          ----------
Total shares outstanding                   2,352,696            N/A
                                          ==========
Diluted earnings per share                $     0.26            N/A
                                          ==========


                                                Six months ended
                                                 September 30,
                                              ------------------
                                             1998            1997
                                          ----------      ---------
Net  Income                               $1,120,000      $ 698,000
                                          ==========      =========
Average shares outstanding                 2,352,696            N/A
                                          ==========
Basic earnings per share                  $     0.48            N/A
                                          ==========

Net Income                                $1,120,000      $ 698,000
                                          ==========      =========
Average shares outstanding                 2,352,696            N/A
Net effect of dilutive stock options              --            N/A
                                          ----------
Total shares outstanding                   2,352,696            N/A
                                          ==========
Diluted earnings per share                $     0.48            N/A
                                          ==========


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